Exhibit 5
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                           KIRKPATRICK & LOCKHART LLP

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                         1800 MASSACHUSETTS AVENUE, N.W.
                                  SECOND FLOOR
                           WASHINGTON, D.C. 20036-1800

                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100


                                 August 22, 2002

V-ONE Corporation
20250 Century Boulevard, Suite 300
Germantown, Maryland  20874

         Re:    Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as counsel to V-ONE Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of its Registration Statement on Form S-3 ("Registration Statement"), under the Securities Act of 1933, as amended ("Securities Act"), covering the resale of 4,752,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Corporation issuable upon the conversion of the Corporation's 8% Secured Convertible Notes ("Notes"), 1,524,750 shares of Common Stock issuable upon the exercise of warrants granted by the Corporation in connection with the offering of the Notes ("Warrants"), and 227,743 shares of Common Stock issuable as estimated accrued interest on the Notes.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         We have examined copies of the Registration Statement; the prospectus forming a part thereof; the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date; the minutes of various meetings, unanimous written consents and resolutions of the Board of Directors; original, reproduced or certified copies of records of the Corporation; such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all

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signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

         Based on the foregoing, we are of the opinion that the 4,752,000 shares of Common Stock issuable upon conversion of the Notes, when issued in accordance with the terms of the Notes, the 1,524,750 shares of Common Stock issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, and the 227,743 shares of Common Stock issuable as estimated accrued interest on the Notes, when issued in accordance with the terms of the Notes, will be legally issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement and to your filing a copy of this opinion as an exhibit to the Registration Statement.

         By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term expert as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                           Sincerely,


                                           /s/ Kirkpatrick & Lockhart LLP